Exhibit 10.1

TENTH AMENDMENT TO
CREDIT AGREEMENT

THIS TENTH AMENDMENT (“Amendment”) dated as of October 23, 2008, by and between Perceptron, Inc. (“Company”) and Comerica Bank (“Bank”).

RECITALS:

A.    Company and Bank entered into a Credit Agreement dated as of October 24, 2002, which was amended by nine amendments ("Agreement").

B.    Company and Bank desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.    The following definitions in Section 1 of the Agreement are amended to read in their entirety as follows:

“‘Revolving Credit Maturity Date’ shall mean November 1, 2010.

‘Applicable Margin’ shall mean as to any Prime-based Advance, one quarter of one percent (1/4%) per annum and as to any Eurodollar-based Advance, one and eighty eight one hundredths percent (1.88%) per annum.”

‘Prime Based Rate’ shall mean for any day a per annum interest rate which is the greater of (i) the Prime Rate plus the Applicable Margin or (ii) the Alternate Base Rate.”

2.    Company acknowledges that it may not select the Prime-based Rate for Advances except during any period of time during which, in accordance with the terms and conditions of this Agreement, the Eurodollar-based Rate is not available as the Applicable Interest Rate.

3.    Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.12 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of

Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

4.    Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

5.    This Amendment shall be effective upon (a) execution of this Agreement by Company and the Bank and (b) execution by the Guarantor of the attached Acknowledgment of Guarantor.

IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK		PERCEPTRON, INC.

By:	/S/ Kevin Contat	By:	/S/ John Lowry
Its:	Assistant Vice President	Its:	CFO

ACKNOWLEDGMENT OF GUARANTOR

The undersigned guarantor acknowledges and agrees to the foregoing Amendment and confirms that the Guaranty dated October 24, 2002, executed and delivered by the undersigned to the Bank remains in full force and effect in accordance with its terms.

PERCEPTRON GLOBAL, INC.

By:	/S/ John Lowry
Its:	CFO